Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

CABOT CORP REPORTS THIRD QUARTER FISCAL 2025 RESULTS

Diluted Earnings Per Share (“EPS”) of $1.86 and Adjusted EPS of $1.90

BOSTON (August 4, 2025)-- Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2025.

Q3 FY25 Key Highlights


Diluted EPS of $1.86 and Adjusted EPS of $1.90, which represents a 1% decrease in Adjusted EPS compared to the same quarter in the prior year

Reinforcement Materials segment EBIT of $128 million; down 6% compared to the same quarter in the prior year


Performance Chemicals segment EBIT of $57 million; up 4% compared to the same quarter in the prior year


Returned $64 million of cash to shareholders through dividends and share repurchases


Awarded Platinum rating from EcoVadis for exceptional leadership in sustainability performance for the fifth consecutive year

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	6/30/25	6/30/24	6/30/25	6/30/24

Net sales and other operating revenues	$ 923	$ 1,016	$ 2,814	$ 2,993
Net income (loss) attributable to Cabot Corporation	$ 101	$ 109	$ 288	$ 243

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.86	$ 1.94	$ 5.22	$ 4.30
Less: Certain items after tax per share	$ (0.04)	$ 0.02	$ (0.34)	$ (0.95)
Adjusted EPS	$ 1.90	$ 1.92	$ 5.56	$ 5.25

Sean Keohane, Cabot President and Chief Executive Officer commented: “Despite a challenging demand environment, I am pleased with our third quarter financial performance as we delivered Adjusted Earnings Per Share of $1.90. This strong financial performance is a testament

Exhibit 99.1

to our team's disciplined execution in a highly dynamic environment. We remain focused on managing pricing and costs and leveraging our global footprint to adeptly respond to uncertainty from tariffs and a weaker global macroeconomic environment. EBIT in our Reinforcement Materials segment declined $8 million, or 6%, and EBIT in our Performance Materials segment increased by $2 million, or 4%. Both segments continue to manage through a challenging demand environment through optimization and cost management efforts."

Keohane continued, “During the third quarter, we delivered strong operating cash flow of $249 million and returned $64 million of cash to our shareholders through $24 million in dividends and $40 million in share repurchases. Furthermore, our balance sheet strength is reflected in our Net Debt to EBITDA ratio of 1.3x and liquidity of $1.4 billion.”

Financial Detail

For the third quarter of fiscal 2025, net income attributable to Cabot Corporation was $101 million ($1.86 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.04. Adjusted EPS for the third quarter of fiscal 2025 was $1.90 per share.

Segment Results

Reinforcement Materials – Third quarter fiscal 2025 EBIT in Reinforcement Materials decreased by $8 million compared to the third quarter of fiscal 2024. The decrease in EBIT was primarily driven by lower volumes in Asia Pacific and the Americas.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2025 as compared to the same quarter of the prior year are set forth in the table below:

Third Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(8%)
Asia Pacific	(11%)
Europe, Middle East, Africa	4%
Americas	(9%)

Performance Chemicals – Third quarter fiscal 2025 EBIT in Performance Chemicals increased by $2 million compared to the third quarter of fiscal 2024 primarily due to higher gross profit per ton, partially offset by 8% lower volumes. The higher gross profit per ton was primarily due to cost savings measures and optimization initiatives across the segment. The lower volumes were due to lower customer demand driven by uncertainty from tariffs and a weaker global macroeconomic environment, particularly in auto-related applications.

Cash Performance – The Company ended the third quarter of fiscal 2025 with a cash balance of $239 million. During the third quarter of fiscal 2025, cash flows from operating activities were a source of $249 million. Capital expenditures for the third quarter of fiscal 2025 were $61 million. Additional uses of cash during the third quarter included $24 million for the payment of dividends and $40 million for share repurchases.

Exhibit 99.1

Taxes – During the third quarter of fiscal 2025, the Company recorded a tax expense of $43 million with an effective tax rate of 28%. Our operating tax rate for fiscal 2025 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, "We are reaffirming the range of our Adjusted Earnings Per Share guidance for fiscal 2025 of $7.15 to $7.50. As expected, customer demand is being impacted by the uncertainty around tariffs and the global macro-economic environment, and this is translating into lower volumes in the second half of fiscal 2025 in both our Reinforcement Materials and Performance Chemicals segments. At current demand levels, we would expect to be in the middle to lower end of the range. If the more recent announcements on tariffs were to translate into higher demand in the fourth fiscal quarter, we would expect to be higher in the guidance range."

Keohane continued, “Despite the challenges brought on by the current macro-economic environment, we expect to deliver earnings growth in the fiscal year and strong operating cash flow. We remain focused on reducing costs, optimizing across our network and driving disciplined commercial execution. Our strong cash flow and balance sheet allows us to invest in strategic growth projects and return capital to shareholders. While the current economic environment is weaker than we expected at the beginning of our fiscal year, I am pleased with how the Cabot team is responding to this challenging environment.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, August 5, 2025. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2025, including our expectations for Adjusted EPS for fiscal 2025, our expectations for capital allocation and operating cash flow for fiscal 2025, our expected operating tax rate for fiscal 2025, and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual

Exhibit 99.1

results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2024, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Exhibit 99.1

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.
•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
•
Gains (losses) on sale of a business.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related

Exhibit 99.1

expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total Segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total Segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Exhibit 99.1

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024

Net sales and other operating revenues...............................................................	$923	$1,016	$2,814	$2,993
Cost of sales....................................................................................................	679	760	2,094	2,273
Gross profit..................................................................................................	244	256	720	720
Selling and administrative expenses....................................................................	62	68	192	210
Research and technical expenses......................................................................	15	16	44	46
Income (loss) from operations....................................................................	167	172	484	464
Interest and dividend income..............................................................................	7	8	20	25
Interest expense...............................................................................................	(19)	(19)	(56)	(62)
Other income (expense).....................................................................................	—	(3)	2	(33)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	155	158	450	394
(Provision) benefit for income taxes.....................................................................	(43)	(40)	(133)	(121)
Equity in earnings of affiliated companies, net of tax ............................................	1	2	5	5
Net income (loss).......................................................................................	113	120	322	278
Net income (loss) attributable to noncontrolling interests, net of tax.......................	12	11	34	35
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$101	$109	$288	$243

Weighted-average common shares outstanding
Basic...........................................................................................................	53.5	55.1	53.9	55.3
Diluted.........................................................................................................	53.8	55.7	54.4	55.8

Earnings (loss) per common share:
Basic...........................................................................................................	$1.87	$1.96	$5.27	$4.34
Diluted.........................................................................................................	$1.86	$1.94	$5.22	$4.30

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024
Sales
Reinforcement Materials....................................................................................	$573	$649	$1,778	$1,966
Performance Chemicals.....................................................................................	320	332	942	928
Segment sales.............................................................................................	893	981	2,720	2,894
Unallocated and other (A)………..............................................................................	30	35	94	99
Net sales and other operating revenues..........................................................	$923	$1,016	$2,814	$2,993

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$128	$136	$389	$414
Performance Chemicals.....................................................................................	57	55	152	120
Total Segment Earnings Before Interest and Taxes...................................	185	191	541	534

Unallocated and Other
Interest expense...............................................................................................	(19)	(19)	(56)	(62)
Certain items (C)...................................................................................................	(3)	(2)	(13)	(56)
Unallocated corporate costs...............................................................................	(13)	(16)	(39)	(51)
General unallocated income (expense) (D)...............................................................	6	6	22	34
Less: Equity in earnings of affiliated companies, net of tax....................................	1	2	5	5
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	155	158	450	394
(Provision) benefit for income taxes (including tax certain items)............................	(43)	(40)	(133)	(121)
Equity in earnings of affiliated companies, net of tax.............................................	1	2	5	5
Net income (loss).....................................................................................	113	120	322	278
Net income (loss) attributable to noncontrolling interests, net of tax.......................	12	11	34	35
Net income (loss) attributable to Cabot Corporation..................................	$101	$109	$288	$243

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.86	$1.94	$5.22	$4.30

Adjusted earnings (loss) per share (E)….......................................................................	$1.90	$1.92	$5.56	$5.25

Diluted weighted average common shares outstanding..........................................................................................................................	53.8	55.7	54.4	55.8

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions (unaudited)	2025	2024

Current assets:
Cash and cash equivalents....................................................................................................	$239	$223
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	689	733
Inventories:
Raw materials.................................................................................................................	145	150
Finished goods................................................................................................................	322	333
Other..............................................................................................................................	64	69
Total inventories..........................................................................................................	531	552
Prepaid expenses and other current assets.............................................................................	114	97
Total current assets...............................................................................................	1,573	1,605

Property, plant and equipment....................................................................................................	4,330	4,082
Accumulated Depreciation	(2,658)	(2,548)
Net property, plant and equipment.......................................................................................	1,672	1,534
Goodwill....................................................................................................................................	133	133
Equity affiliates..........................................................................................................................	15	23
Intangible assets, net ................................................................................................................	56	53
Deferred income taxes...............................................................................................................	207	216
Other assets….............................................................................................................................	181	172
Total assets..............................................................................................................................	$3,837	$3,736

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2025	2024

Current liabilities:
Short-term borrowings.................................................................................................	$100	$45
Accounts payable and accrued liabilities…................................................................................	596	676
Income taxes payable.................................................................................................	34	43
Current portion of long-term debt...................................................................................	10	8
Total current liabilities.............................................................................................	740	772

Long-term debt................................................................................................................	1,105	1,087
Deferred income taxes......................................................................................................	40	42
Other liabilities…..........................................................................................................................	269	245
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 53,334,316 and 54,430,316 shares Outstanding: 53,203,216 and 54,297,251 shares	53	54
Less cost of 131,100 and 133,065 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,846	1,734
Accumulated other comprehensive income (loss)................................................................	(355)	(360)
Total Cabot Corporation stockholders' equity.................................................................	1,541	1,425
Noncontrolling interests...............................................................................................	142	165
Total stockholders' equity..................................................................................	1,683	1,590
Total liabilities and stockholders' equity..............................................................................	$3,837	$3,736

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2024					Fiscal 2025
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$641	$676	$649	$644	$2,610	$611	$594	$573	$―	$1,778
Performance Chemicals........................................................................	285	311	332	322	1,250	311	311	320	—	942
Segment sales................................................................................	926	987	981	966	3,860	922	905	893	—	2,720
Unallocated and other (A)…………………………………………………	32	32	35	35	134	33	31	30	—	94
Net sales and other operating revenues..................................................	$958	$1,019	$1,016	$1,001	$3,994	$955	$936	$923	$―	$2,814

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$129	$149	$136	$123	$537	$130	$131	$128	$―	$389
Performance Chemicals........................................................................	34	31	55	44	164	45	50	57	—	152
Total Segment Earnings Before Interest and Taxes.............................	163	180	191	167	701	175	181	185	—	541
Unallocated and Other
Interest expense..................................................................................	(22)	(21)	(19)	(19)	(81)	(18)	(19)	(19)	—	(56)
Certain items (C)……………………………………………………………	(42)	(12)	(2)	(3)	(59)	(6)	(4)	(3)	—	(13)
Unallocated corporate costs..................................................................	(17)	(18)	(16)	(17)	(68)	(13)	(13)	(13)	—	(39)
General unallocated income (expense) (D)……………………………	13	15	6	8	42	7	9	6	—	22
Less: Equity in earnings of affiliated companies, net of tax.......................	1	2	2	1	6	1	3	1	—	5

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	94	142	158	135	529	144	151	155	—	450
(Provision) benefit for income taxes (including tax certain items)...............	(34)	(47)	(40)	10	(111)	(41)	(49)	(43)	—	(133)
Equity in earnings of affiliated companies, net of tax................................	1	2	2	1	6	1	3	1	—	5
Net income (loss)..........................................................................	61	97	120	146	424	104	105	113	—	322
Net income (loss) attributable to noncontrolling interests, net of tax..........	11	13	11	9	44	11	11	12	—	34
Net income (loss) attributable to Cabot Corporation.....................	$50	$84	$109	$137	$380	$93	$94	$101	$―	$288

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.88	$1.49	$1.94	$2.43	$6.72	$1.67	$1.69	$1.86	$—	$5.22
Adjusted earnings (loss) per share (E)…............................................	$1.56	$1.78	$1.92	$1.80	$7.06	$1.76	$1.90	$1.90	$—	$5.56
Diluted weighted average common shares outstanding..........................................................................................................................	55.8	55.8	55.7	55.2	55.7	55.0	54.4	53.8	—	54.4

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2025	2024	2025	2024

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$113	$120	$322	$278
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	39	36	114	114
Other non-cash charges (gains), net.......................................................................	13	10	38	81
Cash dividends received from equity affiliates...........................................................	1	—	13	1
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	101	43	(13)	18
Changes in other assets and liabilities, net.............................................................	(18)	(2)	(28)	(4)

Cash provided by (used in) operating activities.................................................	249	207	446	488

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(61)	(52)	(210)	(149)
Cash paid for asset acquisition.................................................................................	—	—	(27)	—
Other investing activities, net....................................................................................	(4)	1	(2)	3
Cash provided by (used in) investing activities..................................................	(65)	(51)	(239)	(146)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(82)	(45)	65	(139)
Cash dividends paid to common stockholders............................................................	(24)	(24)	(71)	(69)
Other financing activities, net....................................................................................	(77)	(62)	(184)	(118)

Cash provided by (used in) financing activities.................................................	(183)	(131)	(190)	(326)
Effect of exchange rate changes on cash........................................................................	25	(34)	(1)	(57)
Increase (decrease) in cash and cash equivalents............................................................	26	(9)	16	(41)
Cash and cash equivalents at beginning of period............................................................	213	206	223	238
Cash and cash equivalents at end of period….....................................................................	$239	$197	$239	$197

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2025	2024	2025	2024
Certain items before and after income taxes
Global restructuring activities	$(3)	$(1)	$(6)	$(13)
Legal and environmental matters and reserves	—	—	(6)	(1)
Argentina controlled currency devaluation and other losses	—	(2)	—	(43)
Other certain items	—	1	(1)	1
Total certain items, pre-tax	(3)	(2)	(13)	(56)
Non-GAAP tax adjustments(A)	—	3	(6)	3

Total certain items after tax	$(3)	$1	$(19)	$(53)
Total certain items after tax per share	$(0.04)	$0.02	$(0.34)	$(0.95)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2025	2024	2025	2024
Statement of Operations Line Item (B)
Cost of sales	$(2)	$―	$(10)	$(12)
Selling and administrative expenses	(1)	—	(2)	(1)
Research and technical expenses	—	—	(1)	—
Other income (expense)	—	(2)	—	(43)
Total certain items	$(3)	$(2)	$(13)	$(56)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended June 30	2025		2024
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(43)	28%	$(40)	25%
Less: Non-GAAP tax adjustments(A)	—		3
Operating tax rate (C) (D)	$(43)	28%	$(43)	27%

Nine months ended June 30	2025		2024
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(133)	29%	$(121)	31%
Less: Non-GAAP tax adjustments(A)	(6)		3
Operating tax rate (C) (D)	$(127)	28%	$(124)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2025 and FISCAL 2024
	Fiscal 2025 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$—	$5.22
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	—	(0.34)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$—	$5.56

	Fiscal 2024 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.

(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2025 is expected to be in the range of 27% to 29%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2025 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$—	$5.22
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	—	(0.34)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$—	$5.56

	Fiscal 2024 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2025
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$93	$94	$101	$―	$288
Net income (loss) attributable to noncontrolling interests	11	11	12	—	34
Equity in earnings of affiliated companies, net of tax	(1)	(3)	(1)	—	(5)
Provision (benefit) for income taxes	41	49	43	—	133
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$144	$151	$155	$―	$450
Interest expense	18	19	19	—	56
Certain items	6	4	3	—	13
Unallocated corporate costs	13	13	13	—	39
General unallocated (income) expense	(7)	(9)	(6)	—	(22)
Less: Equity in earnings of affiliated companies	(1)	(3)	(1)	—	(5)
Total Segment EBIT	$175	$181	$185	$―	$541

Depreciation and amortization excluding corporate depreciation and amortization		37	38	39	—	114
Total Segment EBITDA		$212	$219	$224	$―	$655
Less: Unallocated corporate costs before corporate depreciation and amortization		13	13	13	—	39
Adjusted EBITDA		$199	$206	$211	$―	$616

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reinforcement Materials EBIT		$130	$131	$128	$―	$389
Reinforcement Materials Depreciation and amortization		17	17	18	—	52
Reinforcement Materials EBITDA		$147	$148	$146	$―	$441
Reinforcement Materials Sales		$611	$594	$573	$―	$1,778
Reinforcement Materials EBITDA Margin		24%	25%	25%	—%	25%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Performance Chemicals EBIT		$45	$50	$57	$―	$152
Performance Chemicals Depreciation and amortization		20	21	21	—	62
Performance Chemicals EBITDA		$65	$71	$78	$―	$214
Performance Chemicals Sales		$311	$311	$320	$―	$942
Performance Chemicals EBITDA Margin		21%	23%	24%	—%	23%

Dollars in millions		Fiscal 2025
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Cash provided by (used in) operating activities (B)		$124	$73	$249	$―	$446
Less: Additions to property, plant and equipment		77	72	61	—	210
Free cash flow		$47	$1	$188	$―	$236
Plus: Additions to property, plant and equipment		77	72	61	—	210
Less: Changes in net working capital (C)		(38)	(76)	101	—	(13)
Less: Sustaining and compliance capital expenditures		48	39	34	—	121
Discretionary free cash flow		$114	$110	$114	$―	$338

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.